UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) elected John T. Standley to serve as a director of the Company. The Board also appointed Mr. Standley to the Audit Committee of the Board.

The Board has determined that Mr. Standley qualifies as an independent director under New York Stock Exchange listing standards. There are no family relationships between Mr. Standley and any director or executive officer of the Company or any related party transactions involving Mr. Standley and the Company. There is no arrangement or understanding between Mr. Standley and any other person pursuant to which he was selected as a director. Mr. Standley will participate in our non-employee director compensation program, which consists of an annual cash retainer, annual grant of restricted common stock and committee fees.

A copy of the Company’s press release announcing the election of Mr. Standley is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 2, 2016, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: August 2, 2016	By: /s/ Natalie L. Wyatt
Natalie L. Wyatt Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release, dated August 2, 2016, issued by CarMax, Inc., entitled “CarMax Board Elects New Director”